UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2016

ITC HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 001-32576

Michigan	32-0058047
(State of Incorporation)	(IRS Employer Identification No.)

27175 Energy Way, Novi, Michigan 48377

(Address of principal executive offices) (zip code)

(248) 946-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement

Pursuant to the terms and conditions of the Underwriting Agreement, dated as of June 29, 2016 (the “Underwriting Agreement”), between ITC Holdings Corp. (the “Company”) and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein, the Company issued, on July 5, 2016, $400.0 million aggregate principal amount of its 3.25% Notes due 2026 (the “Notes”).  The Notes were issued under the Third Supplemental Indenture, dated as of July 5, 2016, between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), to the Indenture, dated as of April 18, 2013, between the Company and the Trustee.

A copy of each of the Third Supplemental Indenture and the form of Note is filed as an exhibit hereto and is incorporated herein by reference.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant

The disclosures set forth in Item 1.01 pertaining to the Notes are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

4.1	Third Supplemental Indenture, dated as of July 5, 2016 between the Company and the Trustee
4.2	Form of 3.25% Note due 2026 (included in Exhibit 4.1 hereto)
5.1	Opinion of Dykema Gossett PLLC
5.2	Opinion of Simpson Thacher & Bartlett LLP
23.1	Consent of Dykema Gossett PLLC (included in Exhibit 5.1)
23.2	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.2)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITC HOLDINGS CORP.

Date: July 5, 2016	By:	/s/ Christine Mason Soneral
Christine Mason Soneral
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

4.1	Third Supplemental Indenture, dated as of July 5, 2016 between the Company and the Trustee
4.2	Form of 3.25% Note due 2026 (included in Exhibit 4.1 hereto)
5.1	Opinion of Dykema Gossett PLLC
5.2	Opinion of Simpson Thacher & Bartlett LLP
23.1	Consent of Dykema Gossett PLLC (included in Exhibit 5.1)
23.2	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.2)